 Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________
UNIVERSAL INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0231984 (I.R.S. Employer Identification No.)
1110 W. Commercial Blvd.
Suite 100
Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices and Zip Code)

Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan
 (Full Title of the Plan)

Bradley I. Meier
President and Chief Executive Officer
1110 W. Commercial Blvd., Suite 100
Fort Lauderdale, Florida 33309
Telephone (954) 958-1200
Facsimile (954) 958-1202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________
Copies to
Alan J. Berkeley, Esq.
Alissa A. Parisi, Esq.
Erin E. Troy, Esq.
K&L Gates LLP
1601 K Street, NW
Washington, DC 20006
Telephone (202) 778-9000
Facsimile (202) 778-9100

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.01 per share	1,800,000	$5.52	$9,936,000	$554.43

(1)  This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).  The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the NYSE Amex Equities on December 3, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference into this Registration Statement:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 13, 2009, as amended by our Form 10-K/A filed with the SEC on May 18, 2009;

(b)
our Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 2009 filed with the SEC on May 11, 2009; (ii) June 30, 2009 filed with the SEC on August 7, 2009; and (iii) September 30, 2009 filed with the SEC on November 6, 2009;

(c)
 our Current Reports on Form 8-K filed with the SEC on January 16, 2009, February 26, 2009, March 5, 2009, March 13, 2009, April 14, 2009, May 12, 2009, June 3, 2009, June 17, 2009, August 7, 2009, September 10, 2009, October 20, 2009, November 3, 2009 and November 20, 2009;

(d)	our proxy statement filed with the SEC on May 6, 2009, as amended by our revised proxy statement filed with the SEC on May 7, 2009;

(e)
the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on January 11, 2007, including any amendment or report filed for the purpose of updating such description; and

(f)
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) under the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement.

Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the plan meeting the requirements of Section 10(a) of the Securities Act.

Item 4.	Description of Securities.

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provision.  The Registrant’s Certificate of Incorporation, as amended, provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VII of the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith, if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provision.  The Registrant also has directors’ and officers’ liability insurance.

The Company has entered into agreements with its non-executive directors pursuant to which the Company has agreed to indemnify such directors, to the fullest extent permitted by law, and to cover such directors under any directors and officers liability insurance obtained by the Company.

Item 7.	Exemption from Registration Claimed.

With respect to the shares of Common Stock issuable under the Plan, not applicable.

Item 8.	Exhibits.

4.1	Registrant’s Restated Amended and Restated Certificate of Incorporation dated September 4, 1992 (1)

4.2	Certificate of Designation for Series A Convertible Preferred Stock dated October 11, 1994 (2)

4.3	Certificate of Designations, Preferences, and Rights of Series M Convertible Preferred Stock dated August 13, 1997 (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated October 19, 1998 (2)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 18, 2000 (2)

4.6	Certificate of Amendment of Certificate of Designations of the Series A Convertible Preferred Stock dated October 29, 2001 (2)

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 7, 2005

4.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2007

4.9	Registrant’s Amended and Restated Bylaws (4)

4.10	Form of the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered pursuant to the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan hereunder

23.1	Consent of Blackman Kallick LLP

(1)	Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-51546) declared effective on December 14, 1992

(2)	Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002 filed on April 9, 2003

(3)	Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended April 30, 1997 filed on August 13, 1997, as amended

(4)	Incorporated by reference to the Registrant's Current Report on Form 8-K filed on January 11, 2007

Item 9.                      Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on this 4th day of December, 2009.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the issuer in the capacities and on the dates indicated.

/s/ Bradley I. Meier	President, Chief Executive Officer and Director	December 4, 2009
Bradley I. Meier	(Principal Executive Officer)

Senior Vice President, Chief Operating Officer and
Sean P. Downes	Director

/s/ James M. Lynch	Executive Vice President and Chief Financial Officer	December 4, 2009
James M. Lynch	(Principal Accounting Officer)

/s/ Norman M. Meier	Director	December 4, 2009
Norman M. Meier

/s/ Ozzie A. Schindler	Director	December 4, 2009
Ozzie A. Schindler

/s/ Reed J. Slogoff	Director	December 4, 2009
Reed J. Slogoff

/s/ Joel M. Wilentz	Director	December 4, 2009
Joel M. Wilentz

EXHIBITS INDEX

4.1	Registrant’s Restated Amended and Restated Certificate of Incorporation dated September 4, 1992 (1)

4.2	Certificate of Designation for Series A Convertible Preferred Stock dated October 11, 1994 (2)

4.3	Certificate of Designations, Preferences, and Rights of Series M Convertible Preferred Stock dated August 13, 1997 (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated October 19, 1998 (2)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 18, 2000 (2)

4.6	Certificate of Amendment of Certificate of Designations of the Series A Convertible Preferred Stock dated October 29, 2001 (2)

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 7, 2005

4.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2007

4.9	Registrant’s Amended and Restated Bylaws (4)

4.10	Form of the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered pursuant to the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan hereunder

23.1	Consent of Blackman Kallick LLP

(1)	Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-51546) declared effective on December 14, 1992

(2)	Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002 filed on April 9, 2003

(3)	Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended April 30, 1997 filed on August 13, 1997, as amended

(4)	Incorporated by reference to the Registrant's Current Report on Form 8-K filed on January 11, 2007